Date:    January 29, 2001

To:      Ms. Donna Cordova, Coordinator
         Arizona AFLCIO

From:    Lester L. Brown, President
         L.L. Brown International, Inc.

RE:      Closures and Downsizing of Revlon, Montgomery Wards and
         Samuel Lawrence Furniture Mfg. Co.

This letter serves as an agreement between L.L. Brown International, Inc. and Arizona, AFLCIO. This agreement is based on three or four days of training designed for Dislocated Workers.

Lester Brown of L.L. Brown International, Inc. will conduct all the speaking and presentation activities. The following is the three-day agenda we have agreed upon.

First Day:        March 6, 2001, 8:00 am, 10:30 am and 2:00 pm
Second Day:       March 7, 2001, 1:45 pm and 4:30 pm
Third Day:        March 8, 2001, 9:00 am and 1:45 pm

The presentations will be made at the Holdiay Inn on 51st and McDowell. There is also a possibility of a fourth day being added?

The Arizona, AFLCIO will provide the facility, screen and microphone and other workshop equipment if needed.

The agreed upon cost for the speaking and presentations is at a special rate of $2,500.00 per day for three-days, a total of $7,500.00 plus travel and lodging expenses. A 50% down payment or $3,750.00 is required to reserve dates. Make the check payable to L.L. Brown, Inc. The balance of $3,750.00 will be paid the day of completion. Another payment option is to pay the $7,500.00 upfront and 5% ($375.00) will be donated back to the Arizona, AFLCIO.

If these terms are agreeable please sign this letter of agreement and submit it with a check made out to L.L. Brown International, Inc.

The check must be submitted with one of the payment options upon the receipt and signing of this letter.

If any dates are changed or rescheduled within three-weeks prior to the set training dates, all cost accrued by L.L. Brown International, Inc. relating to the change of the present schedule will be paid for by the Arizona, AFLCIO.

If you have any questions  related to this letter of agreement feel free to call
(425) 251-8086.

/s/      Carolyn Scott Brown                         Date 1/31/2001
         L.L. Brown International, Inc.

/s/      Donna E. Cordova                            Date 1/31/2001
         Arizona AFL-CIO Representative